UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014 (February 5, 2014)

MALIBU BOATS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36290	46-4024640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5075 Kimberly Way Loudon, Tennessee	37774
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (865) 458-5478

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “IPO”) by Malibu Boats, Inc. (the “Company”) of its Class A Common Stock covered by the Registration Statement on Form S-1 (File No. 333-192862) (the “Registration Statement”), effective as of immediately prior to the closing of the IPO on February 5, 2014, the First Amended and Restated Limited Liability Company Agreement of Malibu Boats Holdings, LLC (the “LLC”) was entered into by and among the Company, as the managing member of the LLC, and other members of the LLC.

In addition, effective as of immediately prior to the closing of the IPO on February 5, 2014, the Company entered into (i) the Exchange Agreement, by and among the Company and affiliates of Black Canyon Capital LLC (“Black Canyon”) and Horizon Holdings, LLC, (ii) the Exchange Agreement, by and among the Company and other members of the LLC, (iii) the Tax Receivable Agreement, by and among the Company, the LLC and the members of the LLC, (iv) the Registration Rights Agreement, by and among the Company, Black Canyon Management LLC (“BC Management”) and certain affiliates of Black Canyon, and (v) the Voting Agreement, by and among the Company, BC Management, Jack D. Springer, Wayne R. Wilson and Ritchie L. Anderson.

The terms of the above-referenced agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein, which descriptions are incorporated herein by reference. Such descriptions do not purport to be complete and are subject to and qualified in their entirety by reference to the full texts of the agreements, which are filed herewith and incorporated herein by reference.

Affiliates of Black Canyon have various relationships with the Company. For further information concerning the other material relationships between the Company and affiliates of Black Canyon, see the section entitled “Certain Relationships and Related Party Transactions” in the Company’s Prospectus, dated January 30, 2014, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), on January 31, 2014.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the IPO, on February 5, 2014, the Company issued 34 shares of its Class B Common Stock to the members of the LLC for nominal consideration. These shares of Class B Common Stock were issued in reliance on the exemption under Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of immediately prior to the closing of the IPO on February 5, 2014, the Company entered employment agreements with each of Messrs. Springer, Wilson and Anderson. The terms of the employment agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein, which descriptions are incorporated herein by reference. Such descriptions do not purport to be complete and are subject to and qualified in their entirety by reference to the full texts of the agreements, which are filed herewith and incorporated herein by reference.

Item 8.01. Other Events

On February 5, 2014, the Company completed its IPO by issuing 7,642,996 shares of its Class A Common Stock at a price to the public of $14.00 per share, which included 899,252 shares issued upon the exercise by the underwriters of the option to purchase additional shares to cover over-allotments. The net proceeds to the Company, after deducting underwriting discounts and commissions, were approximately $99.5 million.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amended and Restated Limited Liability Company Agreement of Malibu Boats, LLC, dated as of February 5, 2014.

10.2	Exchange Agreement, dated as of February 5, 2014, by and among Malibu Boats, Inc. and Affiliates of Black Canyon Capital LLC and Horizon Holdings LLC.

10.3	Exchange Agreement, dated as of February 5, 2014, by and among Malibu Boats, Inc. and the Other Members of Malibu Boats Holdings, LLC.

10.4	Tax Receivable Agreement, dated as of February 5, 2014, by and among Malibu Boats, Inc., Malibu Boats Holdings, LLC and the Other Members of Malibu Boats Holdings, LLC.

10.5	Registration Rights Agreement, dated as of February 5, 2014, by and among Malibu Boats, Inc., Black Canyon Management LLC and Affiliates of Black Canyon Capital LLC.

10.6	Voting Agreement, dated as of February 5, 2014, by and among Malibu Boats, Inc., Black Canyon Management LLC, Jack D. Springer, Wayne R. Wilson and Ritchie L. Anderson.

10.7	Employment Agreement, dated as of February 5, 2014, by and between Malibu Boats, Inc. and Ritchie Anderson.

10.8	Employment Agreement, dated as of February 5, 2014, by and between Malibu Boats, Inc. and Jack Springer.

10.9	Employment Agreement, dated as of February 5, 2014, by and between Malibu Boats, Inc. and Wayne Wilson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

By:	/s/ Wayne R. Wilson
Wayne R. Wilson
Chief Financial Officer

Date: February 6, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amended and Restated Limited Liability Company Agreement of Malibu Boats, LLC, dated as of February 5, 2014.

10.2	Exchange Agreement, dated as of February 5, 2014, by and among Malibu Boats, Inc. and Affiliates of Black Canyon Capital LLC and Horizon Holdings LLC.

10.3	Exchange Agreement, dated as of February 5, 2014, by and among Malibu Boats, Inc. and the Other Members of Malibu Boats Holdings, LLC.

10.4	Tax Receivable Agreement, dated as of February 5, 2014, by and among Malibu Boats, Inc., Malibu Boats Holdings, LLC and the Other Members of Malibu Boats Holdings, LLC.

10.5	Registration Rights Agreement, dated as of February 5, 2014, by and among Malibu Boats, Inc., Black Canyon Management LLC and Affiliates of Black Canyon Capital LLC.

10.6	Voting Agreement, dated as of February 5, 2014, by and among Malibu Boats, Inc., Black Canyon Management LLC, Jack D. Springer, Wayne R. Wilson and Ritchie L. Anderson.

10.7	Employment Agreement, dated as of February 5, 2014, by and between Malibu Boats, Inc. and Ritchie Anderson.

10.8	Employment Agreement, dated as of February 5, 2014, by and between Malibu Boats, Inc. and Jack Springer.

10.9	Employment Agreement, dated as of February 5, 2014, by and between Malibu Boats, Inc. and Wayne Wilson.